As filed with the Securities and Exchange Commission on October 13, 2009
Registration No. 333-136569

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
ON
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WOODBRIDGE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)
Florida

(State or other jurisdiction of incorporation or organization)
6552

(Primary Standard Industrial Classification Code Number)
11-3675068

(I.R.S. Employer Identification Number)
2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309; (954) 940-4950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Alan B. Levan
Chief Executive Officer
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 940-4950

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Not applicable

(Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☒ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 1 on Form S-1 relates to the Registration Statement on Form S-3 (Registration No. 333-136569) (the “Registration Statement”) of Woodbridge Holdings Corporation (“Woodbridge”), filed with the Securities and Exchange Commission on August 11, 2006, pertaining to the registration of $200,000,000 of Woodbridge’s subordinated investment notes (the “Notes”). From the commencement of the offering of the Notes through the date hereof, Woodbridge sold an aggregate of $151,000 of the Notes. As a result, $199,849,000 of the Notes remain unsold as of the date hereof.
     On September 21, 2009, Woodbridge was merged with and into a wholly-owned subsidiary of BFC Financial Corporation (“BFC”) pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 2, 2009, by and among Woodbridge, BFC and the wholly-owned subsidiary of BFC. As a result of the merger, Woodbridge’s separate corporate existence ceased and all offerings of Woodbridge’s securities pursuant to its existing registration statements, including the offering of the Notes pursuant to the Registration Statement, have been terminated. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the $199,849,000 of the Notes that remain unsold as of the date hereof, and the Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Notes.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Woodbridge Holdings, LLC (as the successor company to the registrant) has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on October 13, 2009.

WOODBRIDGE HOLDINGS, LLC, the successor company to Woodbridge Holdings Corporation
By:	/s/ Alan B. Levan
Alan B. Levan,
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alan B. Levan Alan B. Levan	Chief Executive Officer, President and Manager	October 13, 2009
/s/ John K. Grelle John K. Grelle	Chief Financial Officer, Principal Accounting Officer and Manager	October 13, 2009
/s/ John E. Abdo John E. Abdo	Manager	October 8, 2009